Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the use of our report dated July 18, 2008, included in Pre-Effective Amendment No. 2 of the Registration Statement (Form N-2 Nos. 333-149942 and 811-22192) and the related Statement of Additional Information of Alternative Investment Partners Absolute Return Fund II A.

ERNST & YOUNG LLP

Philadelphia, Pennsylvania

August 29, 2008